    As filed with the Securities and Exchange Commission on February 9, 2001
                                               Registration No. 333-____________
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                  ------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             -----------------------

                               JO-ANN STORES, INC.
             (Exact Name of Registrant as Specified in Its Charter)

           Ohio                                             34-0720629
(State or Other Jurisdiction of                            (I.R.S. Employer
Incorporation or Organization)                           Identification Number)

                                5555 Darrow Road
                               Hudson, Ohio 44236
                    (Address of Principal Executive Offices)

                              --------------------

                     Jo-Ann Stores, Inc. Savings Plan 401(k)
                            (Full Title of the Plan)

                              --------------------

                           TH&F Statutory Agent Corp.
                              10 West Broad Street
                              Columbus, Ohio 43215
                                 (614) 469-3200
 (Name, Address and Telephone Number, Including Area Code, of Agent for Service)

                         CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------
                                                                            Proposed
                                                          Proposed          maximum
                                                          maximum           aggregate
Title of securities to                                    offering price    offering           Amount of
 be registered                  Amount to be registered   per share(1)      price (1)        registration fee(1)
----------------------------------------------------------------------------------------------------------------

Class A Common Shares,           600,000                     $5.54          $3,324,000          $831
without par value (2)

Plan Interests (3)

------------------------------------------------------------------------------------------------------------

(1) Estimated in accordance with paragraphs (c) and (h) of Rule 457 under the Securities Act of 1933, as amended (the "Securities Act"), solely for purposes of calculating the registration fee. The fee with respect to the shares registered herein is based on the average of the high and low sale prices on February 5, 2001 of the Registrant's Class A Common Shares as reported on the New York Stock Exchange.

(2) Each Class A Common Share includes an associated right to purchase one Class A Common Share (the "Right"). Until the occurrence of certain prescribed events, none of which has occurred, the Right is not exercisable, is evidenced by the certificate representing the Class A Common Share, and will be transferred along with and only with the Class A Common Share.

(3) In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Jo-Ann Stores, Inc. Savings Plan 401(k).

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The documents containing the information specified in Part I of this registration statement on Form S-8 (the "Registration Statement") will be sent or given to Plan participants as specified by Rule 428(b)(1) under the Securities Act. Such documents and the documents incorporated by reference herein pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents, which are on file with the Securities and Exchange Commission (the "Commission"), are incorporated herein by reference:

         1. The Registrant's Annual Report on Form 10-K, as amended, for the year ended January 29, 2000;

         2. The Registrant's Annual Report on Form 11-K for the year ended December 31, 1999;

         3. The Registrant's Quarterly Reports on Form 10-Q for the quarters ended (i) April 29, 2000, (ii) July 29, 2000 and (iii) October 28, 2000; and

         4. The description of the Registrant's Class A Common Shares rights to purchase Class A Common Shares under certain circumstances are contained in the Registrant's Registration Statements filed with the Commission pursuant to
Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating that description.

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment, which indicates that all of the securities offered hereby have been sold or which deregisters all such securities remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the date of filing such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not  Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The legality of the common shares being registered on this Registration Statement has been passed upon by Thompson Hine & Flory LLP. Certain partners of Thompson Hine & Flory LLP beneficially own Class A Common Shares and Class B Common Shares of the Registrant.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Article V of the Registrant's Amended Regulations provides as follows:

                                 INDEMNIFICATION

                  SECTION 1. THIRD PARTY ACTIONS. The Registrant shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action or suit by or in the right of the Registrant), by reason of the fact that he is or was a director, officer, employee, or agent of the Registrant, or is or was serving at the request of the Registrant as a director, trustee, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Registrant or that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

                  SECTION 2. DERIVATIVE ACTIONS. The Registrant shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the Registrant to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the Registrant, or is or was serving at the request of the Registrant as a director, trustee, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant, except that no indemnification shall be made in respect of any claim, issue, or matter as to which that person shall have been finally adjudged to be liable for negligence or misconduct in the performance of his duty to the Registrant unless and only to the extent that the Court of Common Pleas or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, that person is fairly and reasonably entitled to indemnity for such expenses as the Court of Common Pleas or the other court shall deem proper.

                  SECTION 3. RIGHTS AFTER SUCCESSFUL DEFENSE. To the extent that a director, trustee, officer, employee, or agent has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in
Section 1 or Section 2, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

                  SECTION 4. OTHER DETERMINATION OF RIGHTS. Except in a situation governed by Section 3, any indemnification under Section 1 or Section 2 (unless ordered by a court) shall be made by the Registrant only as authorized in the specific case upon a determination that indemnification of the director, trustee, officer, employee, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 1 or Section 2. The determination shall be made (a) by a majority vote, at a meeting of directors, of those directors who constitute a quorum and who were not and are not parties to or threatened with any such action, suit, or proceeding or (b), if such a quorum is not obtainable (or even if obtainable) and a majority of disinterested directors so directs, in a written opinion by independent legal counsel (compensated by the Registrant) or (c) by the affirmative vote in person or by proxy of the holders of record of a majority of the shares held by persons who were not and are not parties to or threatened with any such action, suit, or proceeding and entitled to vote in the election of directors, without regard to voting power which may thereafter exist upon a default, failure, or other contingency or (d) by the Court of Common Pleas or the court in which such action, suit, or proceeding was brought.

                  SECTION 5. ADVANCES OF EXPENSES. Expenses (including attorneys' fees) incurred in defending any action, suit, or proceeding referred to in Section 1 or Section 2 may be paid by the Registrant in advance of final disposition of the action, suit, or proceeding, as authorized by the Board of Directors in the specific case, upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee, or agent to repay the amount unless it shall ultimately be determined that he is entitled to be indemnified by the Registrant.

                  SECTION 6. PURCHASE OF INSURANCE. The Registrant may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Registrant, or is or was serving at the request of the Registrant as a director, trustee, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against any liability asserted against him and incurred by him in any capacity, or arising out of his status as such, whether or not the Registrant would have the power to indemnify him against liability under the provisions of this Article or of the Ohio General Corporation Law.

                  SECTION 7. MERGERS. In the case of a merger into this Registrant of a constituent corporation which, if its separate existence had continued, would have been required to indemnify directors, trustees, officers, employees, or agents in specified situations, any person who served as a director, officer, employee, or agent of the constituent corporation, or served at the request of the constituent corporation as a director, trustee, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, shall be entitled to indemnification by this Registrant (as the surviving corporation) to the same extent he would have been entitled to indemnification by the constituent corporation if its separate existence had continued.

                  SECTION 8. NON-EXCLUSIVITY; HEIRS. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled as a matter of law or under the Articles of Incorporation, these Regulations, any agreement, vote of shareholders or disinterested directors, any insurance purchased by the Registrant, or otherwise, both as to action in his official capacity and as to action in another capacity while holding an office, and shall continue as to a person who has ceased to be a director, trustee, officer, employee, or agent and shall inure to the benefits of the heirs, executors, and administrators of such a person.

         The Registrant maintains liability insurance for all of its directors and officers ("D&O Insurance"). The D&O Insurance also insures the Registrant against amounts payable to indemnify directors and officers, subject to policy limits and retention amounts.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         The Exhibits to this Registration Statement are listed in the Exhibit Index on page 9, and are incorporated herein by reference.

         The Registrant undertakes that the Jo-Ann Stores, Inc. Savings Plan 401(k) and any amendments thereto have been and will be submitted to the Internal Revenue Service (the "IRS") in a timely manner and all changes required by the IRS in order to qualify such plan have been or will be made.

ITEM 9.  UNDERTAKINGS.

(a)  The undersigned Registrant hereby undertakes:

         (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hudson, State of Ohio, on February 9, 2001.

                                      JO-ANN STORES, INC.


                                      By:  /s/ Alan Rosskamm*
                                           -------------------------------------
                                              Alan Rosskamm, Chairman,
                                              President and Chief Executive
                                              Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

                Signature                                      Title                                    Date
                ---------                                      -----                                    ----

/s/ Alan Rosskamm*                         Chairman of the Board and Director                     February 9, 2001
--------------------------                 (Principal Executive Officer)
Alan Rosskamm

/s/ Brian P. Carney                        Executive Vice President and Chief                     February 9, 2001
--------------------------                 Financial Officer (Principal Financial
Brian P. Carney                            and Accounting Officer)


/s/ Betty Rosskamm*                                                                               February 9, 2001
--------------------------                 Director
Betty Rosskamm

/s/ Alma Zimmerman*                        Director                                               February 9, 2001
--------------------------
Alma Zimmerman

/s/ Scott Cowen*                           Director                                               February 9, 2001
--------------------------
Scott Cowen

/s/ Ira Gumberg*                           Director                                               February 9, 2001
--------------------------
Ira Gumberg

/s/ Frank Newman*                          Director                                               February 9, 2001
--------------------------
Frank Newman

/s/ Gregg Searle*                          Director                                               February 9, 2001
--------------------------
Gregg Searle

The undersigned, by signing his name hereto, executes this Registration Statement pursuant to powers of attorney executed by the above-named directors and officers of the Registrant and filed with the Commission as Exhibit 24 hereto.

                                        *By:  /s/ Brian P. Carney
                                              ----------------------------------
                                              Brian P. Carney, Attorney-in-fact

Jo-Ann Stores, Inc. Savings Plan 401(k). Pursuant to the requirements of the Securities Act, the plan administrator has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the the City of Hudson, State of Ohio, on February 9, 2001.

                               JO-ANN STORES, INC. SAVINGS PLAN 401(K)


                               By:   /s/  Rosalind Thompson
                                   ---------------------------------------------
                                    Rosalind Thompson, Chairperson of the 401(k)
                                    Investment Advisory Committee

                               JO-ANN STORES, INC.
                                INDEX TO EXHIBITS

    EXHIBIT NO.   DESCRIPTION

         4(a)* Amended Articles of Incorporation of Jo-Ann Stores, Inc. filed as Exhibit 4(a) to the Registrant's Registration Statement on Form S-8, filed on February 16, 1999, and incorporated herein by reference.

         4(b)* Amended Regulations of Jo-Ann Stores, Inc. filed as an Exhibit to Form 8-K filed on December 1, 1993, and incorporated herein by reference.

         4(c)* Form of Amended and Restated Rights Agreement, effective as of October 31, 2000, between the Registrant and National City Bank, National Association, as Rights Agent, filed as Exhibit 1 to the Registrant's Registration Statement on Form 8-A/A, filed on December 19, 2000, and incorporated herein by reference.

         5 Opinion of Thompson Hine & Flory LLP as to the legality of the securities being registered.

         23(a)             Consent of Independent Public Accountants.

         23(b) Consent of Thompson Hine & Flory LLP (included as part of Exhibit 5)

         24 Power of attorney pursuant to which certain officers and Directors have signed this Form S-8 Registration Statement.


    ------------------
    * previously filed